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                                                                    EXHIBIT 23.5

[CHAPMAN PETROLEUM ENGINEERING LTD. LETTERHEAD APPEARS HERE]


April 2, 2001

Neutrino Resources Inc.
1400, 300 - 5th Avenue SW
Calgary, Alberta
T2P 3C4

Attention:  Mr. Al Smith

Dear Sir:

Re:  Neutrino Resources Inc. (the "Company")
     Consent Letter


We hereby consent to the use of and reference to our name and material from our report entitled "Neutrino Resources Inc., Reserve and Economic Evaluation Constant Price/No Cost Escalation Case, dated January 16, 2001 and any other associated reports in the Amendment No. 4 to the Joint Proxy Statement of Southern Mineral Corporation and PetroCorp Incorporated and the Registration Statement on Form S-4 PetroCorp Incorporated and in any required filings with the Securities Exchange Commission (SEC) or any other securities regulatory bodies.

Yours very truly,

Chapman Petroluem Engineering Ltd.                    PERMIT TO PRACTICE
                                              CHAPMAN PETROLEUM ENGINEERING LTD.
By: /s/  CHARLES G.K. MOORE, P. Eng.,         Signature /s/ CHARLES G.K. MOORE
    --------------------------------------              ----------------------
    Associate                                 Date   04/02/01
                                                   ---------------------------
                                                     PERMIT NUMBER:  P 4201
                                              The Association of Professional
                                                 Engineers. Geologists and
                                                  Geophysicists of Alberta